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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in this registration statement on Form
S-1 (File No. 333-18507) of our reports dated March 8, 1996, on our audits of the financial statements and financial statements schedules of Wyndham Hotel Corporation; dated February 27, 1996, on our audits of the financial statements and financial statement schedules of Garden Hotel Associates LP; dated November 7, 1996, on our audit of the financial statements of Wyndham Hotel Corporation Acquisition Hotel - The Bristol Place Hotel Toronto. We also consent to the reference to our Firm under the caption "Experts."


                                        Coopers & Lybrand
Dallas, Texas
January 27,1997